Exhibit 99.1

                  Nasdaq Board Stays Listing Decision
                        on Kopin Common Stock

   Company's Shares to Remain Listed Pending Nasdaq Board's Further
                             Consideration


    TAUNTON, Mass.--(BUSINESS WIRE)--Sept. 17, 2007--Kopin Corporation (NASDAQ: KOPN) announced today that its Common Stock will remain listed on the Nasdaq pending further consideration by The Nasdaq Stock Market's Board of Directors. Under Marketplace Rule 4809, The Nasdaq Board has decided to call for review the July 27, 2007 decision of the Nasdaq Listing and Hearing Review Council regarding Kopin's Common Stock and, pending further consideration, has stayed the Council's decision to suspend the Company's securities from trading.

    "We are very pleased with the decision of the Nasdaq Board and continue to work diligently to achieve compliance with all of the Nasdaq's listing requirements," said Kopin President and Chief
Executive Officer Dr. John C.C. Fan.

    About Kopin

    Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin already has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

    CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

               Kopin - The NanoSemiconductor Company(TM)

    Safe Harbor Statement

    Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the decision by the Board of Directors of The Nasdaq Stock Market to stay the possible suspension from trading of Kopin's securities. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to: the potential that Kopin may be unsuccessful in obtaining a continued stay of delisting; the potential that Kopin may not satisfactorily address questions posed by Nasdaq; and the potential that Kopin may not become current in its delinquent periodic reports or file any required restatements by any requisite time periods. Factors that might affect the actual results, performance or achievements include, among other things, the matters discussed in this report, the restatement of the Company's financial statements, legal, accounting and regulatory developments relating to our stock option grants and accounting for those grants, potential claims or liability that may arise as a result of these; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstance occurring after the date of this report.


    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             Chief Financial Officer
             rsneider@kopin.com
             or
             Sharon Merrill Associates, Inc.
             Scott Solomon, 617-542-5300
             Vice President
             ssolomon@investorrelations.com